                                                                    Exhibit 23.1

PricewaterhouseCoopers

                                                  PricewaterhouseCoopers LLP
                                                  1177 Avenue of the Americas
                                                  New York, NY 10036
                                                  Telephone (212) 596-8000
                                                  Facsimile (212) 596-8910

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement of PeopleFirst Finance, LLC relating to the PeopleFirst.com Vehicle Receivables Owner Trust 2000-2, of our report dated January 25, 2000 except for Note 18, as to which the dated is March 14, 2000 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".

                                         /s/ PricewaterhouseCoopers LLP
                                         PricewaterhouseCoopers LLP

December 4, 2000